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                                                                       Exhibit 5


February 3, 2000


Board of Directors
Viragen, Inc.
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324

     RE:   VIRAGEN, INC. - FILE NO. 333-75749
           REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         We have acted as counsel to Viragen, Inc. (the "Company") in connection with the proposed registration of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), on a registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

         The Shares consist of up to (i) 9,912,622 shares of Common Stock issuable upon conversion of the Company's 8% redeemable convertible promissory notes (the "Conversion Shares"), and (ii) 1,087,378 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares").

         In this regard, we have examined: (i) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (ii) the Registration Statement; and (iii) such Officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

         In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. We have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

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Board of Directors
Viragen, Inc.
February 3, 2000
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         Based upon and subject to the foregoing, and on such other examinations of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, when issued upon conversion or exercise of the 8% redeemable convertible promissory notes and warrants, all in accordance with the terms thereof, the Conversion shares and Warrant Shares will be, duly authorized, validly issued, fully paid and nonassessable Shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          ATLAS, PEARLMAN, TROP & BORKSON, P.A.



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